Exhibit 99.1

Gaxos Acquires Rights to AI-enabled Technology from Top Biohacking App

Roseland, NJ / March 13, 2024 – Gaxos.ai Inc. (“Gaxos” or the “Company”), a company developing artificial intelligence applications across various sectors, today announced that it had acquired the rights to use certain AI-enabled technology from a top biohacking app, “Ultiself,” in order to facilitate the development of its tech for Gaxos Health.

The integration of Ultiself’s proprietary technology into Gaxos Health’s proposed product offering will enable enhanced customization and user experience aligning with modern-day consumer’s demands for custom and efficient solutions. This move is expected to accelerate Gaxos Health’s development and help solidify its position in the health and wellness industry.

“By securing the rights to use this tech, we will be able to accelerate the development of our AI-enabled application for the Gaxos Health product offering,” said Vadim Mats, CEO of Gaxos.AI. “This tech is intended to allow us to offer a more customized approach to delivering customers diet, nutrition, and tracking capabilities.

The integration process will commence immediately, with both teams working closely to ensure a smooth transition. Gaxos is committed to leveraging this new technology to provide value to its customers and stakeholders.

About Gaxos.ai Inc.

Gaxos.AI isn’t just developing applications; its aim is to redefine the human-AI relationship. Our offerings are being expanded to include health and wellness, as well as gaming. We’re committed to addressing health, longevity, and entertainment, through AI solutions.

Forward-Looking Statements

All statements other than statements of historical fact in this announcement are forward-looking statements that involve known and unknown risks and uncertainties and are based on current expectations and projections about future events and financial trends that the Company believes may affect its financial condition, results of operations, business strategy, and financial needs. Investors can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions. The Company undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results and encourages investors to review other factors that may affect its future results in the Company’s filings with the SEC.

Gaxos.ai Inc. Company Contact

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